UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

PASW, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-75137	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110

Scotts Valley, CA 95066

 (Address of principal executive offices and Zip Code)

(831) 438-8200

 (Registrant’s telephone number, including area code)

9453 Alcosta Boulevard

San Ramon, CA 94583

(925) 828-0934

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to litigate our patent infringement claims against our competitors, our ability to raise sufficient capital to finance our planned operations, our ability to market and sell our products, our ability to successfully compete in the marketplace, our ability to secure additional technologies and licenses, our ability to license our technology to other parties, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 3.02

Unregistered Sales of Equity Securities.

~~Item 4.01~~

~~Changes in Registrant’s Certifying Accountant.~~

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.06

Change in Shell Company Status.

Item 9.01

Financial Statements and Exhibits.

As used in this current report and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to PASW, Inc. after giving effect to our acquisition of VirnetX, Inc. and the related transactions described below, unless the context requires otherwise.

Item 1.01

Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On June 12, 2007, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with VirnetX, Inc., a Delaware corporation (“VirnetX”), and VirnetX Acquisition Inc., a Delaware corporation and our wholly-owned subsidiary (“MergerSub”), the terms of which provide for (1) the merger of VirnetX and MergerSub; (2) the issuance by us to holders of VirnetX’s securities of shares of our common stock, par value $0.00001 per share (the “Common Stock”) and certain options to purchase our Common Stock; (3) the issuance by us to a holder of a contractual right to be issued a warrant to purchase our Common Stock a warrant to purchase our Common Stock; and (4) VirnetX’s becoming our wholly-owned subsidiary. A full description of the terms of the Merger Agreement was included in our Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 18, 2007 (the “June 18th Form 8-K”) and is also contained in our discussion of the Merger in Item 2.01 below.

Registration Rights Agreement

Effective as of July 5, 2007, the closing date of the Merger (the “Closing Date”), we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the persons who were issued shares of our Common Stock in the Merger and to all persons who were issued options and warrants in the Merger to purchase shares of our Common Stock. A full description of the terms of the Registration Rights Agreement is contained in our discussion of the Merger in Item 2.01 below and in the section titled Certain Relationships and Related Transactions – Registration Rights Agreement beginning on page 41.

Lock-Up Agreement

Effective as of the Closing Date, we entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with certain of the persons who were issued shares of our Common Stock in the Merger and to all persons who were issued options and warrants in the Merger to purchase shares of our Common Stock. A full description of the terms of the Lock-Up Agreement is contained in our discussion of the Merger in Item 2.01 below and in the section titled Certain Relationships and Related Transactions – Lock-Up Agreements beginning on page 43.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Consummation of Merger and Payment of Merger Consideration

On the Closing Date, pursuant to the terms and conditions of the Merger Agreement, we consummated the Merger, whereby MergerSub was merged with and into VirnetX, with the surviving corporation, VirnetX, becoming our wholly-owned subsidiary. In connection with the Merger, (1) we issued to all holders of VirnetX’s common stock, par value $0.001 per share (the “VirnetX Common Stock”), shares of our Common Stock; (2) we issued to all option holders of VirnetX options to purchase shares of our Common Stock in exchange for their VirnetX options; (3) we issued to a holder of a contractual right to be issued a warrant to purchase our Common Stock a warrant to purchase our Common Stock; and (4) we issued to holders of VirnetX convertible debt, in the aggregate principal amount of $4.5 million (the “VirnetX Convertible Debt”), shares of our Common Stock.

More specifically, pursuant to the Merger Agreement:

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each share of preferred stock par value $0.0001 per share of VirnetX (“VirnetX Preferred Stock”) outstanding immediately prior to the consummation of the Merger was converted into one (1) share of VirnetX common stock par value $0.0001 per share of VirnetX (“VirnetX Common Stock”)

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in exchange for 100% of the issued and outstanding shares of VirnetX Common Stock, we issued to VirnetX stockholders 12.45479 shares of our Common Stock for each share of VirnetX Common Stock, for an aggregate of 70,481,648 shares of our Common Stock;

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in exchange for 100% of VirnetX’s issued and outstanding options to purchase shares of VirnetX Common Stock (the “VirnetX Options”), we issued to holders of VirnetX Options, options to purchase an aggregate of 5,355,559 shares of our Common Stock (based on an exchange rate of 12.45479 shares of our Common Stock for each share of VirnetX Common Stock underlying such VirnetX Options), with an exercise price of $0.08029 per share and upon such other terms and conditions provided with respect to such VirnetX Options (the “PASW Options”);

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we issued additional PASW Options to purchase an aggregate of 3,362,793 shares of our Common Stock (“Available Options”) pursuant to stock options and restricted stock awards which were committed to be granted under the VirnetX 2005 Stock Plan (“Committed Grants”) (based on an exchange rate of 12.45479 shares of our Common Stock for each share of VirnetX Common Stock underlying such Committed Grants);

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upon conversion of and in exchange for each $1.00 of principal amount of the $4.5 million of VirnetX Convertible Debt, we issued to the holders thereof 4 shares of our Common Stock, for an aggregate of 18,000,000 shares of our Common Stock; and,

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we issued to one entity having a contractual right to be issued warrants to purchase 800,000 shares of PASW Common Stock (“Warrant Holder”) at a per share price of $0.25, which contractual right was assumed by us pursuant to the Merger Agreement, warrants to purchase 800,000 shares of PASW Common Stock at a per share price of $0.25 (“Warrants”).

Beneficial Ownership of PASW Common Stock after the Merger

On the Closing Date and after giving effect to our issuance of Common Stock and PASW Options in exchange for all of the outstanding securities of VirnetX and the issuance of the Warrant, beneficial ownership of our Common Stock, on a fully diluted basis (giving effect to the exercise and conversion of all PASW Options, the Warrant and other rights to purchase shares of our Common Stock) was as follows:

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The persons who exchanged their securities of VirnetX in connection with the Merger and the Warrant Holder acquired an aggregate beneficial ownership of approximately 95% of our issued and outstanding shares of Common Stock; and

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Persons beneficially owning 100% of our shares of Common Stock immediately prior to the consummation of the Merger were reduced to an aggregate beneficial ownership of approximately 5% of our issued and outstanding shares of Common Stock.

A discussion of beneficial ownership of our directors, officers and principal stockholders is set forth below in the section titled Security Ownership of Certain Beneficial Owners and Management beginning on page 31 and incorporated herein by reference.

Conversion of VirnetX Convertible Debt and Release of Escrow Funds

On the Closing Date, pursuant to the terms and conditions of the Merger Agreement, the VirnetX Convertible Debt in the aggregate principal amount of $4.5 million was converted and exchanged for 18,000,000 shares of our Common Stock and we paid interest accrued on the VirnetX Convertible Debt in the total approximate amount of $53,000. As a result of this conversion, $3 million being held in escrow, pursuant to the terms of one of the convertible debt transactions, and the remaining amount of the proceeds received by VirnetX under the terms of the VirnetX Convertible Debt can be used to fund our business. See the section titled Description of our Business beginning on page 6.

Registration Rights

On the Closing Date, the Company granted both demand and “piggyback” registration rights with respect to the Common Stock issued in connection with the Merger and with respect to the shares of Common Stock underlying the PASW Options issued in connection with the Merger. These registration rights are described in greater detail below in the section titled Certain Relationships and Related Transactions – Registration Rights Agreement beginning on page 41.

Change in the Majority of the Directors Serving on our Board

In connection with the Merger, the three directors serving on our Board of Directors immediately prior to the Merger resigned and the five directors serving on the Board of Directors of VirnetX were appointed to also serve on our Board of Directors. We filed an information statement with the SEC, pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, and mailed it to all of the Company’s stockholders at least 10 days prior to the Closing Date, notifying our stockholders of a change in the majority of our directors serving on the Board. Reference is made to Item 5.02 below beginning on page 51 for a more detailed discussion which is incorporated herein by reference. Additionally, information on each of the directors currently serving on the Board of Directors is set forth below in the section titled Directors, Executive Officers, Promoters and Control Persons beginning on page 33.

Executive Employment Agreements

Pursuant to the Merger Agreement, the Company has agreed to use reasonable efforts to enter into, or cause the Company to enter into, an employment agreement with Kendall Larsen, who is serving as the Company’s President and Chief Executive Officer after the Merger, and also to enter into employment agreements with each of Edmund Munger, Sameer Mathur, Kathleen Sheehan and Robert Short, all of whom are employees of the Company. All of such employment agreements shall be on terms mutually agreed to by VirnetX and the Company, on the one hand, and the respective employees on the other hand, and shall be subject to the approval of the Company’s Board of Directors and/or Compensation Committee, as applicable.

Related Party Agreements

In connection with the consummation of the Merger, we specifically assumed or directly or indirectly succeeded to, as well as entered into certain related party agreements, arrangements and transactions. Reference is made to the descriptions of such agreements, arrangements and transactions set forth in the section titled Certain Relationships and Related Transactions beginning on page 41.

Indemnification Agreements

The Company has entered or expects to enter into customary indemnification agreements with its officers and directors. Our certificate of incorporation also provides indemnities to our officer and directors.

Escrow of Common Stock

At the closing of the Merger an aggregate of 225,000 shares of PASW Common Stock that would have been issued to the VirnetX Stockholders in the Merger were deposited into an escrow account for a period of 12 months for the purpose of covering VirnetX’s indemnification obligations under the Merger Agreement. VirnetX’s indemnification obligations under the Merger Agreement are limited to the foregoing shares. Shares in an amount having a value equal to the damages associated with such breaches, if any, will be withdrawn from the escrow account and forfeited back to us. All shares of PASW Common Stock remaining in escrow after such 12-month period will be distributed to the applicable stockholders; provided, however, that to the extent that any valid claims for indemnification are pending at the end of such period, shares in an amount sufficient to cover such claims shall remain in escrow until such claims have been resolved. The former Chairman and Chief Executive Officer of PASW, Glen Russell, deposited 225,000 outstanding shares of PASW Common Stock into an escrow account for a period of 12 months for the purpose of covering PASW’s indemnification obligations with respect to certain breaches under the Merger Agreement. PASW’s indemnification obligations under the Merger Agreement are limited to such 225,000 shares deposited into the escrow.

Recapitalization

Pursuant to the terms of the Merger Agreement, we have agreed to use reasonable efforts to recapitalize the issued and outstanding shares of the Common Stock by effecting a 1-for-3 reverse split of the Company Common Stock, the result of which would reduce the number of issued and outstanding shares of Company Common Stock after the Merger from 93,479,048 shares to 31,159,682 shares of Company Common Stock. Pursuant to the provisions of the Company’s Options, Company’s Available Options and the Company’s Warrants, the aggregate number of shares of Company Common Stock exercisable thereunder would be reduced to one third of the number of shares available immediately prior to such recapitalization and the applicable exercise prices would be increased to 300% of the exercise prices immediately prior to such recapitalization. Such recapitalization would be subject to the approval of the Company’s Board of Directors, each director exercising his fiduciary duties to Company’s stockholders, and the approval of the stockholders holding a majority of the issued and outstanding shares of Company’s Common Stock.

Adoption of Anti-Takeover Provisions

Pursuant to the terms of the Merger Agreement, we have agreed to use reasonable efforts to amend our certificate of incorporation, and take such other actions as may be necessary, to adopt anti-takeover provisions, including one or more of the following:  (i) shareholder rights plan; (ii) election of a staggered Board; (iii) supermajority stockholder voting requirements for extraordinary actions such as the sale of the Company’s assets, mergers or acquisitions; and (iv) imposing restrictions on the right of the Company’s stockholders to call meetings of stockholders. We may also make other amendments that may have the effect of preventing or reducing the ability of any shareholder or group of shareholders from effecting a change of control of us. Adoption of such anti-takeover provisions would be subject to the approval of the Company’s Board of Directors and the approval of stockholders holding a majority of the issued and outstanding shares of the Company Common Stock.

Change in Control and Shell Company Status

As a result of the Merger, we experienced a change in control and ceased being a shell company.

The following information is being provided with respect to the Company after giving effect to the Merger pursuant to the requirements of Items 2.01, 5.01 and 5.06 of Form 8-K and Form 10-SB. The following information includes, among other things, a description of the acquired business as required by Item 2.01 of Form 8-K, which description is incorporated herein by reference.

FORM 10-SB INFORMATION

DESCRIPTION OF OUR BUSINESS

The following describes the business of PASW, Inc. Whenever the terms “our,” “we” and the “Company” are used herein they refer to PASW, Inc., a Delaware corporation, and VirnetX, Inc., its wholly-owned subsidiary, unless the context otherwise provides.

Corporate Overview and History

Our predecessor corporation was incorporated in the State of California in November 1992. We were incorporated in the State of Delaware in April 2007 and on May 30, 2007 we filed a certificate of merger in Delaware pursuant to which we changed our domicile from California to Delaware. From our inception until January 2003, we were engaged in the business of developing and licensing software that enabled Internet and web based communications. As of January 31, 2003, we had sold all of our operating assets, and since such time our only source of revenue has been derived from nominal royalties payable to our wholly-owned Japanese subsidiary, Network Research Corp. Japan, Ltd. (“NRCJ”) pursuant to the terms of a single license agreement. We have had substantially no day to day operations since we sold all of our operating assets on January 31, 2003. Pursuant to the Merger described in Item 2.01 above, which description is incorporated herein by reference, we acquired VirnetX, Inc., a Delaware corporation (“VirnetX”), as a wholly-owned subsidiary on July 5, 2007 and ceased being a shell company. Additionally, pursuant to the Merger, we experienced a change in control, with the former securityholders of VirnetX acquiring control of the Company. Unless otherwise stated or unless the context otherwise requires, the description of our business set forth below is provided on a combined basis, taking into account our acquisition of VirnetX.

VirnetX was incorporated in the State of Delaware in August 2005. It is a development stage company that was formed to commercialize an extensive patent portfolio for providing solutions for secure real-time communications such as Instant Messaging (“IM”) and Voice over Internet Protocol (“VoIP”). VirnetX has acquired certain patents from Science Applications International Corporation, a systems, solutions and technical services company based in San Diego, California (“SAIC”) and in February 2007 commenced a lawsuit against Microsoft Corporation alleging infringement of three of the patents VirnetX acquired from SAIC.

Summary

We are seeking to commercialize products focused on securing all types of real-time communication between computers without requiring any user intervention or changing consumer behavior, making it extremely easy for enterprises to deploy unified messaging and communication solutions. We are also seeking to license our valuable patent portfolio which we expect to generate significant licensing revenue. These are referred to as our Technology and Solutions business.

Our research and development group based in Sterling, Virginia, provides contract research, prototyping, systems integration and technical services to numerous branches of the U.S. Federal government, network service providers and other OEM partners. This is referred to as our Contract Services business.

While we anticipate all our initial revenue, other than the ongoing nominal licensing revenue from the NRCJ License, will be derived from our Contract Services business, we consider our Technology and Solutions business to be our primary business.

Principal Products and Services

Technology and Solutions Business

Our primary strategy for our Technology and Solutions business is to commercialize our patented technology in the area of secure real-time communication. Our proprietary technology is designed to:

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Provide “Single-Click” and “Zero-Click” Security Solutions for Real-Time Communications; and

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Provide “end-to-end” security for VoIP, Video Conferencing and other types of peer-to-peer collaboration without degradation in quality of service.

In addition, we expect to continue to generate nominal royalties payable to PASW’s wholly-owned Japanese subsidiary, Network Research Corp. Japan, Ltd. (“NRCJ”) pursuant to the terms of a single license agreement.

Assignment of Patents

The VirnetX IP portfolio is based on 10 issued U.S. and 4 issued foreign patents, and certain pending U.S. and foreign patent applications (collectively, the “Patents”) which were originally acquired from SAIC. The terms of the issued U.S. and foreign Patents run through 2019. The Patents embrace a unique set of functions relating to DNS based security mechanisms for real-time communication. VirnetX acquired the Patents from SAIC pursuant to the Assignment Agreement by and between VirnetX and SAIC dated December 21, 2006, (the “Assignment”) and the Patent License and Assignment Agreement by and between VirnetX and SAIC dated August 12, 2005 (the “August Agreement”), as amended on November 2, 2006 (the “November Amendment”), including documents prepared pursuant to the November Amendment. VirnetX recorded the Assignment with the U.S. Patent Office on December 21, 2006.

Key terms of these agreements are as follows:

Patent Assignment.  SAIC unconditionally and irrevocably conveyed, transferred, assigned and quitclaimed all its right, title and interest (the “VirnetX Patent Rights”) in and to the Patents, as specifically set forth on Exhibit A to the Assignment, including, without limitation, the right to sue for past infringement.

License to SAIC Outside the Field of Use.  VirnetX has granted to SAIC an exclusive, royalty free, fully paid, perpetual, worldwide, irrevocable, sublicensable and transferable right and license under the VirnetX Patent Rights permitting SAIC and its assignees to make, have made, import, use, offer for sale, and sell products and services covered by, and to make improvements to, the VirnetX Patent Rights outside the Field of Use. VirnetX has, and retains, all right, title and interest to the VirnetX Patents Rights within the Field of Use. The term Field of Use is defined as the field of secure communications in the following areas:  Virtual Private Networks (VPN); Secure Voice Over Internet Protocol (VoIP); Electronic Mail (E-mail); Video Conferencing; Communications Logging; Dynamic Uniform Resource Locators (URLs); Denial of Service; Prevention of Functional Intrusions; IP Hopping; Voice Messaging and Unified Messaging; Live

Voice and IP PBXs; Voice Web Video Conferencing and Collaboration; Instant Messaging (IM); Minimized Impact of Viruses; and Secure Session Initiation Protocol (SIP). The Field of Use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium).

Compensation Obligations.  As consideration for the assignment of the Patents, VirnetX is required to make payments to SAIC based on the revenue generated from VirnetX’s ownership or use of the VirnetX Patent Rights.

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VirnetX’s compensation obligation includes payment of royalties, in an amount equal to 15% of all gross revenues of VirnetX less (i) trade, quantity and cash discounts allowed, (ii) commercially reasonable commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments and other allowances which effectively reduce the net selling price, and which are based on arms length terms and are customary and standard in VirnetX’s industry, and (iii) actual product returns and allowances.

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Royalty payments are calculated based on each quarter and payment is due within 30 days following the end of each quarter.

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Beginning 18 months after January 1, 2007, VirnetX shall make a minimum guaranteed annual royalty payment of $50,000.

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The maximum cumulative royalty paid shall be no more than thirty five million dollars ($35,000,000) (the “Maximum Amount”).

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In addition to the royalties, in the circumstances and subject to the limitations specified in the November Amendment, SAIC shall be entitled to receive 10% of any proceeds, revenues, monies or any other form of consideration paid for the acquisition of VirnetX, up to a maximum amount of thirty-five million dollars ($35,000,000) (“Acquisition Proceeds”). Acquisition Proceeds shall be credited against the Maximum Amount.

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In the event that VirnetX receives any proceeds, recovery or other form of compensation (“M&A Proceeds”) as a result of any action or proceeding brought by VirnetX against Microsoft or certain other likely infringing companies (the “M&A Entities”) to resolve a claim of infringement or enforcement, or as a result of negotiations with the M&A Entities, except for and excluding Acquisition Proceeds, as further consideration for the assignment of the Patents, VirnetX shall pay to SAIC 35% of the excess of the M&A Proceeds over all costs incurred in connection with any such litigation. Any payment to SAIC of M&A Proceeds shall be credited against the Maximum Amount.

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In the event that VirnetX receives any proceeds, recovery or other form of compensation (“Infringement Notice Proceeds”) as a result of any action or proceeding brought by VirnetX against parties other than the M&A Entities with respect to which VirnetX is required to notify SAIC of infringement under the terms of the November Amendment (the “Infringement Notice Parties”) to resolve a claim of infringement or enforcement, or as a result of negotiations with the Infringement Notice Parties, except for and excluding any Acquisition Proceeds, as further consideration for the assignment of the Patents, VirnetX shall pay to SAIC 25% of the excess of the Infringement Notice Proceeds over all costs incurred in connection any such litigation. Any payment to SAIC of Infringement Notice Proceeds shall be credited against the Maximum Amount.

Reversion to SAIC Upon Breach or Default.  Upon the first occurrence of the following: (i) VirnetX’s failure to pay SAIC an aggregate cumulative amount of less than $7,500,000 within seven years of January 1, 2007; (ii) any failure by VirnetX to pay the minimum royalty that has not been cured within 90 days after VirnetX’s receipt of written notice of such failure; (iii) for the period prior to the date of VirnetX’s full payment of the Maximum Amount, any breach by VirnetX of its license to SAIC outside the Field of Use that has not been cured within 30 days after VirnetX’s receipt of notice of such failure; or (iv) for the period prior to the date of VirnetX’s full payment of the Maximum Amount, any authorized termination of the August Agreement (each, a “Reversion Trigger Event”), VirnetX has agreed to convey, transfer, assign and quitclaim to SAIC all of its right, title and interest in and to the VirnetX Patent Rights (the “Reversion”). In the event of a Reversion, VirnetX agrees to execute and deliver without additional consideration, at its sole expense, such further instruments of conveyance, transfer, assignment and quitclaim as SAIC may reasonably request that are reasonably necessary for the purpose of further evidencing SAIC’s ownership of the assigned VirnetX Patent Rights.

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Any payment to SAIC of M&A Proceeds, Infringement Notice Proceeds or Acquisition Proceeds shall also count towards fulfillment of amounts required to be paid to avoid a Reversion Trigger Event.

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If the Reversion occurs due to VirnetX’s failure to pay SAIC an aggregate cumulative amount of at least $7,500,000 within seven years after January 1, 2007, then SAIC has agreed to grant to VirnetX a non-exclusive license to the VirnetX Patent Rights limited to the Field of Use.

Rights to Bring and Control Actions for Infringement and Enforcement.  In addition to the right to bring and control any action or proceeding with respect to infringement or enforcement of the VirnetX Patent Rights in the Field of Use, pursuant to the November Amendment VirnetX also has the first right to negotiate with or bring a lawsuit against any and all third parties for purposes of enforcing the VirnetX Patent Rights, regardless of the Field of Use, provided, however, that VirnetX shall have such right to negotiate with or bring a lawsuit against any of the M&A Entities up to and through November 2, 2007.

Patent Portfolio License

We believe that licensing of our patent portfolio will generate significant revenue. Any licensing with Microsoft may impact potential licensing with other infringers of our intellectual property.

Products

We intend for our products to be available as object libraries for easy integration into enterprise VoIP, conference calling, IM, file transfer, application sharing, whiteboard, video conference and other real-time collaboration systems solutions.

We currently have two principal products in development:

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VirnetX Edge Toolkit (“Toolkit”), which allows OEM partners to integrate VirnetX technology into their PBXs, call managers and client solutions. We anticipate releasing the first version of the Toolkit in late 2007.

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VirnetX Secure Directory Service (“SDS”), which provides secure presence and directory services to certified individual domain names based on identity verification and enables automatic DNS triggered certified encrypted connections. We anticipate providing this service to initial customers in 2008.

We intend to commercialize our existing technology by designing, manufacturing and marketing products incorporating our technology and by partnering with other companies whose products incorporate our technology. In addition, we intend to leverage our outstanding team of scientists to continue to develop promising new technologies.

Contract Services Business

Our research and development group, which provides contract research, prototyping, systems integration and technical services to numerous branches of the U.S. Federal government, network service providers and other OEM partners, is staffed with nationally accredited scientists who have experience with research and development projects concerning industry-wide and national security. Our Contract Services are aimed to assist the research and development efforts of our corporate and OEM developers by providing outsourced research, deployment and testing services designed to secure and simplify networks.

We believe that the revenue generated by our Contract Services business will partially offset the costs of our Technology and Solutions business and will provide us with the opportunity to generate future strategic relationships and licensing opportunities. We also anticipate that our Contract Services projects will enable us to develop promising new technologies that can be commercialized through our Technology and Solutions business.

Network Research License

The NRCJ License was entered into in 1994 and, pursuant to its terms, it automatically renews on an annual basis unless either party terminates as a result of a breach by the other party or the licensee going out of business. We expect to continue to generate nominal royalties under the NRCJ License for the foreseeable future.

Marketing and Sales

We do not anticipate launching any new products in the marketplace for at least 6 months. We intend to partner with hardware and software manufacturers and network operators to operationalize and commercialize our products.

Our Contract Services business generates new customers primarily through professional relationships and referrals.

Customers and Distribution

We are a development stage company with significant investments in research and development, and we currently do not sell or distribute any of our products. Our Contract Services customers consist primarily of the U.S. Federal government, network service providers and other OEM companies. Our Contract Services business has targeted five customers who we expect will represent more than 80% of our future Contract Services revenue.

We have made a strategic decision to selectively limit new customers in our Contract Services business in order to focus on the development of new products in our Technology and Solutions business.

Competition

The enterprise telephony market has transitioned from being circuit-switched to packet switched in large part to eliminate the requirement of running separate voice and data networks. The IP telephony industry conceived Session Initiation Protocol (“SIP”) to improve the setup and handling of telephone calls, and computer technologists have quickly adopted SIP as a protocol to simplify all forms of real-time communications. The rapid market adoption of SIP has created the need to secure SIP before it can reach the global mainstream.

SIP is a growing protocol used for real-time communication, and we anticipate that SIP will represent a significant portion of the worldwide IP telephony market over the next five years. It has become the basis for ‘next generation networks’ for unified messaging and communication. SIP uses existing protocols and services, including DNS, RTP, the Session Description Protocol (“SDP”), and Transport Layer Security (“TLS”).

A number of vendors are providing solutions for secure real-time communications. These solutions can be grouped under three main categories:

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Session Border Controller (“SBC”) is a device used in some VoIP networks to exert control over the signaling and media streams involved in setting up, conducting, and tearing down calls. SBCs are put into the signaling and/or media path between the calling and called party. In some cases, the SBC acts as the called VoIP phone and places a second call to the called party. The effect is that the signaling traffic not only crosses the SBC but the media traffic (voice, video etc.) crosses as well. We believe the security provided by SBC is limited because the SBC can extend the length of the media path (the path of media packets through the network) significantly and may break the end-to-end transparency.

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SIP Firewalls or SIP-aware Firewalls or Application Layer Gateways (“ALG”), manage and protect the traffic, flow and quality of VoIP and other SIP-related communications. They perform real-time Network Address Translation (“NAT”) and dynamic firewall functions and support multiple signaling protocols and media transcoding functionality, allowing secure traversal and interconnection of IP media streams across multiple networks.

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VPN Technologies are designed to provide secure communications over unsecured networks.

We believe our technology and solutions business will compete primarily against these disparate add-on security solution providers. We believe our products will allow our OEM partners to integrate transparent and always on, end-to-end security directly into their unified messaging and communications solutions.

Our Contract Services business competes primarily against in-house research and development departments of network service providers and other OEM vendors.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, proprietary know-how, issued and pending patents and technological innovation.

The IP Portfolio is based on the Patents, which consist of 10 issued U.S. and 4 issued foreign patents, and certain pending U.S. patent applications which VirnetX originally acquired from SAIC. The term of the issued U.S. and foreign patents runs through 2019. The Patents embrace a unique set of functions relating to DNS-based security mechanisms for real-time communication. In the event we believe that a third party is infringing on our intellectual property rights, we may negotiate with it in an attempt to terminate its infringement. If negotiation is unsuccessful or if we believe that legal action is more appropriate, we may bring a legal action against any party we believe to be infringing on our intellectual property rights so that we may properly protect our rights.

Litigation

We believe Microsoft Corporation (“Microsoft”) is infringing certain of our patents. Accordingly, we commenced a lawsuit against Microsoft (the “Microsoft Lawsuit”). On February 15, 2007, we filed a complaint against Microsoft in the United States District Court for the Eastern District of Texas, Tyler Division. Pursuant to the complaint, we allege that Microsoft infringes two of our U.S. patents:  U.S. Patent No. 6,502,135 B1, entitled “Agile Network Protocol for Secure Communications with Assured System Availability,” and U.S. Patent No. 6,839,759 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network Without User Entering Any Cryptographic Information.” On April 5, 2007, we filed an amended complaint specifying certain accused products at issue and alleging infringement of a third, recently issued U.S. patent:  U.S. Patent No. 7,188,180 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network.” We are seeking both damages, in an amount subject to proof at trial, and injunctive relief. Microsoft answered the amended complaint and asserted counterclaims against the Company on May 4, 2007. Microsoft counterclaimed for declarations that the three patents are not infringed, are invalid and are unenforceable. Microsoft seeks an award of its attorney’s fees and costs. The Company filed a reply to Microsoft’s counterclaims on May 24, 2007.

Because we have determined that Microsoft’s alleged unauthorized use of our patents would cause us severe economic harm and the failure to either cause Microsoft to discontinue its use of such patents or to compensate us for the fair value of such use could result in the termination of our business, we have dedicated a significant portion of our economic resources, to date, to the prosecution of the Microsoft Lawsuit and expect to continue to do so for the foreseeable future.

Although we believe Microsoft infringes three of our patents and we intend to vigorously prosecute this case, at this stage of the litigation the outcome cannot be predicted with any degree of reasonable certainty. Additionally, the Microsoft Lawsuit may be costly and time-consuming, and we can provide no assurance that we will obtain a judgment against Microsoft for damages and/or injunctive relief, or that we will be able to collect the damages or enforce the injunction. Should the District Court issue a judgment in favor of Microsoft, and in connection with such judgment determine that we had acted in bad faith or with fraudulent intent, or we were otherwise found to have exhibited inequitable conduct, the Court could award attorney fees to Microsoft, which would be payable by the Company.

In the near term, the Company will dedicate significant time and resources to the Microsoft Lawsuit. The risks associated with such dedication of time and resources are set forth in the Risk Factors section of this Statement.

One or more potential intellectual property infringement claims may also be available to VirnetX against certain third party companies (the “Potential Claims”) who have the resources to defend against any such claims. Although VirnetX believes its Potential Claims are worth pursuing, commencing a lawsuit can be expensive and time-consuming, and there is no assurance that the Company will prevail on such Potential Claims. In addition, bringing a lawsuit may lead to potential counterclaims which may preclude VirnetX’s ability to commercialize its initial products, which are currently in development.

Research and Product Development

We are currently involved in basic research at our offices located in Scotts Valley, California and Sterling, Virginia. We are focused on developing new techniques for automatic and transparent real-time communication security. We have invested approximately $56,000 in 2005, $554,187 in 2006 and $101,674 for the three month period ended March 31, 2007 on research and development relating to our proposed products.

Additionally, we conduct some of our product development through the use of outsourced development partners. Our current development projects are derived from strategic relationships with other companies. We anticipate developing other new products through a combination of licensing, acquisitions and our discovery research activities.

Government Regulation

The laws governing online secure communications remain largely unsettled, even in areas where there has been legislative action. It may take years to determine whether and how existing laws governing intellectual property, privacy and libel apply to online media. Such legislation may interfere with the growth in use of online secure communications and decrease the acceptance of online secure communications as a viable solution, which could adversely affect our business.

Due to the Internet’s popularity and increasing use, new laws regulating secure communications may be adopted. These laws and regulations may cover, among other things, issues relating to privacy, pricing, taxation, telecommunications over the Internet, content, copyrights, distribution and quality of products and services. We intend to comply with all new laws and regulations as they are adopted.

Employees

Immediately after the closing of the Merger, we had six full-time employees, including two executive officers.

Company Information

Our corporate headquarters are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California  95066, and our telephone number is (831) 438-8200.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operation is derived from the Financial Statements of VirnetX and the related notes thereto which are included as exhibit 99.1 to this Report.  The following information and discussion should be read in conjunction with such Financial Statements and notes.  Additionally, this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in VirnetX’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this Information Statement, and our “Risk Factors” section herein.  All forward-looking statements included herein are based on information available to VirnetX as of the date hereof, and VirnetX assumes no obligation to update any such forward-looking statement.

The separate financial statements of PASW and the Management’s Discussion and Analysis of Financial Condition and Results of Operation with respect to the PASW financial statements are contained in PASW's Form 10-QSB, filed on May 10, 2007 and is incorporated by reference into this Report. The Unaudited Proforma Consolidated Financial Statements are contained in exhibit 99.2 to this Report and are also incorporated by reference into this Report.

Recent Events

As discussed previously, VirnetX has entered into a definitive merger agreement with PASW and a wholly-owned subsidiary of PASW formed for the purposes of the merger, whereby VirnetX merged with the wholly-owned subsidiary of PASW and thereby VirnetX became a wholly-owned subsidiary of PASW upon the closing of the merger.  Under the terms of the transaction:

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A wholly owned subsidiary of PASW merged with VirnetX in a transaction that was completed on or about July 5, 2007;

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PASW caused its management to be replaced with the officers and directors of VirnetX who are now the officers and directors of PASW;

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PASW's wholly-owned subsidiary, VirnetX, has obtained added equity funds of not less than $4.5 million; and

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PASW will change its name to that selected by VirnetX; and

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The stockholders of PASW, immediately prior to the closing of the Merger, now own just under 5% of the outstanding capital stock of the Company (on a fully-diluted basis after giving effect to the exercise of all PASW Options and PASW Warrants) and the security holders of VirnetX, as well as those providing the additional equity funding, will own the balance.

In light of the foregoing, for accounting purposes, VirnetX has been treated as the acquirer of PASW under a reverse merger.

Company Overview

PASW’s predecessor corporation was incorporated in the State of California in November 1992.  PASW was incorporated in the State of Delaware in April 2007 and on May 30, 2007 PASW filed a certificate of merger in Delaware pursuant to which PASW changed domicile from California to Delaware.  From inception until January 2003, PASW was engaged in the business of developing and licensing software that enabled Internet and web based communications.  As of January 31, 2003, PASW had sold all of PASW’s operating assets, and since such time PASW’s only source of revenue has been derived from nominal royalties payable to PASW’s wholly-owned Japanese subsidiary, Network Research Corp. Japan, Ltd. (“NRCJ”) pursuant to the terms of a single license agreement.  In addition to NRCJ, PASW has three other wholly-owned subsidiaries, two of which are California corporations and the other of which is incorporated under the laws of the United Kingdom.  These other subsidiaries are currently inactive.  PASW has had substantially no day to day operations since it sold all of its operating assets on January 31, 2003.

VirnetX was incorporated in the state of Delaware on August 2, 2005.  VirnetX is development stage company that is actively developing solutions for secure “real time” communications such as Instant Messaging (“IM”) and Voice over Internet Protocol (“VoIP”), in order to commercialize its extensive patent portfolio in this area.

VirnetX acquired the Patents in 2006 from SAIC, pursuant to an assignment by SAIC to VirnetX of all of SAIC’s right, title and interest (the “VirnetX Patent Rights”) in and to the Patents.  The Patents embrace a unique set of functions relating to DNS based security mechanisms for real-time communication.  VirnetX has granted SAIC an exclusive, royalty-free and perpetual license under the VirnetX Patent Rights outside the Field of Use.  VirnetX has, and retains, all right, title and interest to the VirnetX Patents Rights within the Field of Use, which consists of secure communications in areas of VPNs, secure VoIP, E-Mail, video conferencing, communications logging, dynamic URLs, denial of service, prevention of functional intrusions, IP hopping, voice messaging and unified messaging, live voice and IP PBXs, voice web video conferencing and collaboration, IM, minimized impact of viruses and secure session initiation protocol.  The Field of Use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium).

VirnetX is in the development stage and consequently is subject to the risks associated with development stage companies, including the need for additional financings; the uncertainty of VirnetX’s intellectual property resulting in successful commercial products as well as the marketing and customer acceptance of such products; competition from larger organizations; dependence on key personnel; uncertain patent protection; and dependence on corporate partners and collaborators.  To achieve successful operations, VirnetX will require additional capital to continue research and development and marketing efforts.  No assurance can be given as to the timing or ultimate success of obtaining future funding.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Impairment of Long-Lived Assets

VirnetX identifies and records impairment losses on long-lived assets used in operations when events and changes in circumstances indicate that the carrying amount of an asset might not be recoverable.  Recoverability is measured by comparison of the anticipated future net undiscounted cash flows to the related assets’ carrying value.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Income Taxes

VirnetX accounts for income taxes under the liability method.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Fair Value of Financial Instruments

Carrying amounts of the VirnetX’s financial instruments, including cash and cash equivalents, accounts payable, and accrued liabilities, approximate their fair values due to their short maturities.

Stock-Based Compensation

On inception, VirnetX adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors including employee stock-options based on grant date estimated fair values.  Using the modified retrospective transition method of adopting SFAS 123(R), VirnetX began recognizing compensation expense for stock-based awards granted or modified after August 2, 2005.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements" ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS 159"). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which fair value option has been selected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity's choice to use fair value on its earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. VirnetX is currently assessing the impact that the adoption of SFAS 159 may have on our financial position, results of operations or cash flows.

Operations

VirnetX is in the development stage and has raised capital since its inception through the issuance of its equity securities (see Note 5 to the accompanying December 31, 2006 financial statements in Annex F to the Proxy Statement).  As of March 31, 2007, VirnetX had approximately $572,000 in cash and $504,054 in prepaid expenses.

Subsequent to March 31, 2007, VirnetX has received additional capital through the issuance of Convertible notes payable (See Note 9 to the accompanying March 31, 2007 financial statements in Annex F to the Proxy Statement).

VirnetX has generated no revenue from operations and incurred total operating expenses for the period from August 2, 2005 (date of inception) to March 31, 2007 and incurred expenses of $3,056,481, including research and development expenses of $711,861, general and administrative expenses of $2,344,620 and no sales and marketing expenses.

Net cash used in operating activities for the period from August 2, 2005 (date of inception) to March 31, 2007 was approximately $2,272,931, which primarily reflected a net loss of $3,064,643, an adjustment for stock based compensation of $1,032,606, a change in prepaid expenses of $504,054 and a change in accounts payable of $254,524.  VirnetX expects net cash used in operating activities to increase going forward as VirnetX pursues and completes the merger, additional product development and enforcing patent claims.

Net cash used by investing activities was approximately $34,776 for the period from August 2, 2005 (date of inception) to March 31, 2007, which reflected the purchase of property and equipment.

Net cash provided by financing activities was approximately $2,879,955 for the period from August 2, 2005, (date of inception) to March 31, 2007, which consisted primarily of net proceeds received from the issuance of convertible preferred stock and the issuance of convertible bridge notes.

The process of developing new Security software is inherently complex, time-consuming, expensive and uncertain.  VirnetX must make long-term investments and commit significant resources before knowing whether its development programs will result in products that will receive regulatory approval and achieve market acceptance.  Product candidates that may appear to be promising at all stages of development may not reach the market for a number of reasons.  Product candidates may be found ineffective or may take longer to progress through the beta trials than had been anticipated, may not be able to achieve the pre-defined endpoint due to changes in the environment, may fail to receive necessary approvals, may prove impracticable to manufacture in commercial quantities at reasonable cost and with acceptable quality, or may fail to achieve market acceptance.  For these reasons, VirnetX is unable to predict the period in which material net cash inflows from its security suite will commence.  See “Risk Factors— Delays in the commencement or completion of testing of VirnetX’s product candidates could result in increased costs to VirnetX and delay its ability to generate significant revenues” for additional information on the risks associated with developing VirnetX’s products.

From inception, VirnetX’s development efforts have been focused on its security suite.

Research and Development Expenses

Research and development costs include expenses paid to outside development consultants and compensation related expenses for our engineering staff.  Research and development costs are expensed as incurred.

Research and development expenses increased significantly from $56,000 for the period from August 2, 2005 (date of inception) to December 31, 2005, to $554,187 for the full year ended December 31, 2006, to $ 101,674 for the three month period ended March 31, 2007 primarily as a result of increased engineering activities for product development.  VirnetX expects research and development expenses to further increase significantly as employees are hired to provide in-house research and development while we continue to use outside contractors for additional product development on a limited basis.

General and Administrative Expenses

General and administrative expenses include management and administrative personnel, as well as outside legal, accounting, and consulting services.

General and administrative expenses increased 3.16% from $826,478 for the period from August 2, 2005 (date of inception) to December 31, 2005, to $853,488 for the full year ended December 31, 2006 to $664,654 for the three month period ended March 31, 2007.  VirnetX expects general and administrative expenses to further increase significantly as outside counsel fees ramp up in connection with its patent infringement lawsuit against Microsoft Corporation and as outside counsel and accounting fees increase due to the significantly higher costs associated with becoming a public company and the associated expenses for reporting and other securities law compliance activities.

Liquidity and Capital Resources

Since its inception, VirnetX has financed its operations principally through private issuances of common and preferred stock.  VirnetX expects to finance future cash needs primarily through proceeds from equity or debt financings, loans, and/or collaborative agreements with corporate partners.  VirnetX has used the net proceeds from the sale of common and preferred stock for general corporate purposes, which has included funding research, development, and working capital needs.

VirnetX anticipates that its existing cash and cash equivalents combined with the cash and assets acquired through the merger with PASW will be sufficient to fund operations for approximately 5 months.  VirnetX intends to immediately seek additional financing through a registered public equity offering following the merger with PASW.  The additional financing will be required to fund VirnetX’s continued operations.  There can be no assurance that VirnetX will be successful in raising this additional financing on acceptable terms, if at all.

To obtain additional capital when needed, VirnetX will evaluate alternative financing sources, including, but not limited to, the issuance of equity or debt securities, corporate alliances, joint ventures and licensing agreements; however, there can be no assurance that funding will be available on favorable terms, if at all.  VirnetX cannot assure you that it will successfully commercialize its products under development or that its products, if successfully developed, will generate revenues sufficient to enable it to earn a profit.  If VirnetX is unable to obtain additional capital, management may be required to explore alternatives to reduce cash used by operating activities, including the termination of development efforts that may appear to be promising to VirnetX, the sale of certain assets, possibly including VirnetX’s patent portfolio, and the reduction in overall operating activities.

Off Balance Sheet Arrangements

At March 31, 2007, VirnetX did not have any off-balance-sheet arrangements except for operating lease commitments found in Note 4 to the March 31, 2007, and 2006 Financial Statements.

RISK FACTORS

Risks Related to our Lawsuit against Microsoft

We have commenced legal proceedings against Microsoft, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

On February 15, 2007, we commenced a lawsuit against Microsoft in the United States District Court for the Eastern District of Texas, Tyler Division, pursuant to which we allege that Microsoft infringes two of our patents regarding the creation of virtual private networks. We seek damages and injunctive relief. On April 5, 2007, we filed an amended complaint, pursuant to which we allege that Microsoft infringes a third patent. While these legal proceedings have just recently begun, we anticipate that they may continue for several months or years and may require significant expenditures for legal fees and other expenses. The time and effort of our management to effectively pursue the Microsoft Lawsuit may adversely affect our ability to operate our business, since time spent on matters related to the lawsuit will take away from the time spent on managing and operating our business. Moreover, commencing the Microsoft Lawsuit may lead to potential counterclaims that may preclude our ability to commercialize our initial products. Additionally, we anticipate that our legal fees will be costly, which may negatively impact our financial condition.

While we believe Microsoft infringes our patents, there can be no assurance that we will be successful in our lawsuit.

We are currently devoting significant time, effort and finances to our lawsuit against Microsoft. We believe that Microsoft infringes on three of our patents; however, obtaining a judgment against Microsoft may be difficult. Microsoft is a large, well-financed company with substantially greater resources than we. Even if we are successful in obtaining a judgment, we may have difficulty in obtaining our financial award, in the event we are awarded damages, and/or assuring that Microsoft complies with such order, in the event we are awarded injunctive relief. There can be no assurance that we will be successful in our lawsuit or, if we do obtain a judgment against Microsoft, that we will be able to enforce it.

We are devoting a substantial amount of our financial and management resources to the Microsoft Lawsuit, and if we are unsuccessful in this lawsuit, our financial condition may be so adversely affected, we may not survive.

Currently, we are devoting substantial time and money to our lawsuit against Microsoft. We are a development stage company with no finished product, and our business strategy depends greatly on obtaining a judgment in our favor from the Court and collecting such judgment before our financial resources are depleted. In the event we are not awarded and do not subsequently obtain monetary and injunctive relief, we may not have enough financial resources to continue our operations.

We may commence additional legal proceedings against third parties whom we believe are infringing on our intellectual property rights, and such legal proceedings may be costly and time-consuming.

We may have potential intellectual property infringement claims against other parties, in addition to our claim against Microsoft. If management decides to commence actions against any of these additional parties, doing so may be expensive and time-consuming, which may adversely affect our financial condition and operations. Moreover, there will be no assurance that we would be successful in these additional legal proceedings. Commencing lawsuits may lead to potential counterclaims which may preclude our ability to commercialize our initial products, which are currently in development.

Risks Related to our Business and Our Industry

Based on our historical financials, there is uncertainty as to our ability to continue as a going concern.

In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Notwithstanding the foregoing, our cash flow deficiencies raise substantial doubt as to our ability to continue as a going concern. Also, changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

We anticipate incurring operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitation on our operations.

We anticipate that the Company will incur operating losses and negative cash flows in the foreseeable future, and to accumulate increasing deficits as we increase our expenditures for (i) our lawsuit against Microsoft, (ii) infrastructure, (iii) sales and marketing, (iv) research and development, (v) personnel, and (vi) general business enhancements. Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability. In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.

We will need additional capital to pursue our litigation strategy, conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

We will require significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products and continue operations and we intend to raise such additional capital. Our current rate of expenditure is approximately $450,000 per month excluding capital expenditures. However, this rate of expenditure is expected to increase to approximately $650,000 per month by October 1, 2007 due to, among other things, our anticipated need to hire additional employees, lease additional office space and increase our research and development investment.  If we raise such additional capital our existing stockholders will experience dilution.

We will need to raise additional capital to fund research and development, sales and marketing and operating expenses and we intend to raise such additional capital, however, such capital may not be available or, if available, may not be on terms favorable to the Company or its stockholders.

The successful commercialization of products currently under development and any future products developed will require additional capital which will not be generated by our current operations. We estimate that the amounts we have expended to date are nominal compared to the amounts that will be required to successfully market such products. Accordingly, we will be required to raise significant additional capital. Such additional capital may not be available or, if available, it may not be available on favorable terms. Additionally, future financings may be dilutive to our existing stockholders. If we fail to obtain additional capital as and when required, our business will not succeed.

If we fail to meet our obligations to SAIC, we may lose our rights to key technologies on which our business depends.

Our business depends on our rights to and under the Patents, which were assigned to us by SAIC. Our agreements with SAIC impose obligations on us, such as payment obligations. If SAIC believes that we have failed to meet these obligations, SAIC could seek to limit or reacquire the assigned Patent rights, which could lead to costly and time-consuming litigation and, potentially, a loss of our rights in the Patents. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our rights in our Patents were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

Our business model is new and unproven, and therefore we can provide no assurance that we will be successful in pursuing it.

We will provide secure communication for IM and VoIP; however, this is not a defined market. Rather, it represents a new business model, for which there are no assurances that we will succeed in building a profitable business. We expect to depend on our intellectual property licensing for the majority of our revenues. Our ability to generate licensing is highly dependent on mainstream market adoption of the real-time messaging and collaboration solutions based on Session Initiation Protocol (“SIP”). If we are unable to attract significant contract services and licensing revenues, our operations and financial condition will be adversely affected.

We will rely on third parties for software and hardware development, manufacturing content and technology services.

We expect to rely on third party developers to provide software and hardware. If we experience problems with any of our third party technology or products, our customers’ satisfaction could be reduced, and our business could be adversely affected. In addition, we expect to rely on third parties to provide content through strategic relationships and other arrangements. If we experience difficulties in maintaining these relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.

Malfunctions of third party hosting services could adversely affect their business, which may impede our ability to attract and retain strategic partners and customers.

To the extent the number of users of networks utilizing our products suddenly increases, the technology platform and hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real time communication: outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our solution does not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

There has been increased competition in the “real-time” communications industry, as more companies seek to provide products and services similar to our proposed products and services, and because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

Competition for securing IM and VoIP services is intense. We are aware of similar products and services that will compete directly with our proposed products and services, and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to our proposed products. Many of our prospective competitors are larger and have greater financial resources, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors. As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

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substantially greater financial, technical and marketing resources;

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larger customer base;

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better name recognition and

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potentially more expansive product offerings.

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part, through greater marketing opportunities. Further, our competitors may be able to respond more quickly than us to new or emerging technologies and changes in user preferences and to devote greater resources than us to developing and operating networks of affinity websites. These competitors may develop products or services that are comparable or superior. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Our business model depends on our ability to successfully develop and operate our networks and deploy new offerings and technology.

There can be no assurances that we will not experience reliability problems in the future. Any reliability problems that adversely affect our ability to operate our networks would likely reduce revenues and restrict the growth of our business. Our future success will also depend in part on other factors, including, but not limited to, our ability to:

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Find secure hosting;

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Enhance our offerings;

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Address the needs of our prospective users;

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Respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis; and

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Develop, enhance and improve the responsiveness, functionality and features of our infrastructure services and networks.

If we are unable to integrate and capitalize on new technologies and standards effectively, our business could be adversely affected.

Growth of internal operations and business may strain our financial resources.

We will be significantly expanding the scope of our operating and financial systems in order to build out our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

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The need for continued development of the financial and information management systems;

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The need to manage relationships with licensees, resellers, distributors and strategic partners;

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Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business; and

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The need to train and manage our growing employee base.

The addition of new infrastructure services, networks, vertical categories and affinity websites and the attention they demand, on top of the attention demanded by our pending litigation with Microsoft, may also strain our management resources. We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

If we do not successfully enhance existing products and services or fail to develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for internet and IP-based communications services, our business may fail.

The market for communications services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. We are currently focused on securing “real-time” communications. Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards. If we fail to use new technologies effectively, to develop our technical expertise and new services, or to enhance existing services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

Our services may have technological problems or may not be accepted by consumers. To the extent we pursue commercial agreements, acquisitions and/or strategic alliances to facilitate new product or service activities, the agreements, acquisitions and/or alliances may not be successful. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share. Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

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Enhance our existing products and services;

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Design, develop, launch and/or license new products, services and technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and

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Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively. Updating our technology internally and licensing new technology from third-parties may also require us to incur significant additional capital expenditures.

Our business greatly depends on the development and growth of IM and VoIP.

The use of the Internet for communications utilizing IM and VoIP is a recent development, and the continued demand and growth of a market for services and products is uncertain. The Internet may ultimately prove not to be a viable commercial marketplace for a number of reasons, including:

•

Unwillingness of consumers to shift to VoIP;

•

Refusal to purchase security;

•

Perception by the licensees of unsecure communication and data transfer;

•

Lack of concern for privacy by licensees and users;

•

Limitations on access and ease of use;

•

Congestion leading to delayed or extended response times;

•

Inadequate development of Internet infrastructure to keep pace with increased levels of use; and

•

Increased government regulations.

While the use of IM has grown rapidly in personal and professional use, there can be no assurance that users will pay to secure their IM services.

Many services such as Microsoft, Yahoo! and AOL offer IM free of charge. However, securing these services is not free, and users of IM may not want to pay to secure the services. If users do not want to pay for the security, we will have difficulty marketing and selling our products and technologies.

If the market for VoIP service does not develop as anticipated, our business would be adversely affected.

The success of our products that secure enterprise VoIP service depends on the growth in the number of VoIP users, which in turn depends on wider public acceptance of VoIP telephony. The VoIP communications medium is in its early stages and may not develop a broad audience. Potential new users may view VoIP as unattractive relative to traditional telephone services for a number of reasons, including the need to purchase computer headsets or the perception that the price advantage for VoIP is insufficient to justify the perceived inconvenience. Potential users may also view more familiar online communication methods, such as e-mail or IM, as sufficient for their communications needs. There is no assurance that VoIP will ever achieve broad public acceptance.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:

•

the price of our products relative to other products that seek to secure “real-time” communication;

•

the perception by users of the effectiveness of our products;

•

our ability to fund our sales and marketing efforts; and

•

the effectiveness of our sales and marketing efforts.

If our products do not gain market acceptance, we may not be able to fund future operations, including the development of new product and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

If we are not able to adequately protect our proprietary rights, our operations would be negatively impacted.

Our ability to compete partly depends on the superiority, uniqueness and value of our technology and intellectual property. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following may reduce the value of our intellectual property:

•

Our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•

Issued trademarks, copyrights, or patents may not provide us with any competitive advantages;

•

Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•

Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop.

In addition, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. While we have numerous pending international patents, obtaining such patents will not necessarily protect our technology or prevent our international competitors from developing similar products or technologies. Our inability to adequately protect our proprietary rights would have a negative impact on our operations.

If we are forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect our financial condition or end our business.

Disputes regarding the ownership of technologies and intellectual property rights are common and likely to arise in the future. We have already begun legal proceedings against Microsoft to defend our intellectual property rights, and we may be forced to litigate against other competitors to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence and outcome of any such litigation could harm our business. Additionally, any such costs we incur to defend or protect our intellectual property rights could greatly impact our financial condition.

Further, we can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.

We could be subject to liability for hacking or spam on our networks.

The nature and breadth of the content on our networks could result in liability in various areas, including claims relating to:

•

Defamation, libel, negligence, personal injury and other legal theories based on the nature and content of the material appearing on our networks;

•

Copyright or trademark infringement or other wrongful acts due to the actions of third parties; and

•

Identity theft; misuse of personal data or information.

Any such claims could likely result in the Company incurring substantial costs and would be a drain on our financial and other resources. In addition, such claims could disrupt our relationships with licensees, resellers, strategic partners and other third parties. This would negatively affect the user base, or reduce the revenues.

The laws governing online secure communications are largely unsettled, and if we are or become subject to various government regulations, costs associated with those regulations may materially adversely affect our business.

The current regulatory environment for our services remains unclear. We can give no assurance that we will be in or have been in compliance with local, state and/or U.S. Federal laws or other laws. Further, we can give no assurance that we will not unintentionally violate such laws or that such laws will not be modified, or that new laws will be enacted in the future which would cause us to be in violation of such laws.

Our VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. It is possible that Congress and some state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC may seek to impose traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode our pricing advantage over competing forms of communication and may adversely affect our business.

The use of the Internet and private IP networks to provide voice, video and other forms of real-time, two-way communications services is a relatively recent development. Although the provisioning of such services is currently permitted by United States law and largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provisioning of voice communications services over the Internet or private IP networks. More aggressive domestic or international regulation of the Internet in general, and Internet telephony providers and services specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

In addition to regulations addressing Internet telephony and broadband services, other regulatory issues relating to the Internet in general could affect our ability to provide services. Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the Internet, which may have the effect of raising the cost of doing business on the Internet generally.

Telephone carriers have petitioned governmental agencies to enforce regulatory tariffs, which, if granted, would increase the cost of online communication, and such increase in cost may impede the growth of secure online communication and adversely affect our business.

The growing popularity and use of online secure communications has burdened the existing telecommunications infrastructures, and many high traffic areas have begun to experience interruptions in service. As a result, certain local telephone carriers have petitioned governmental agencies to enforce regulatory tariffs on IP telephony traffic that crosses over the traditional TDM networks. If any of these petitions or the relief that they seek is granted, the costs of communicating via online could increase substantially, potentially adversely affecting the growth in the use of online secure communications. Any of these developments could have an adverse effect on our business.

If there are large numbers of business failures and mergers in the communications industry, our ability to manage costs or increase our subscriber base may be adversely affected.

The intensity of competition in the communications industry has resulted in significant declines in pricing for communications services. The intensity of competition and its impact on communications pricing have caused some communications companies to experience financial difficulty. Our prospects for maintaining or further improving communications costs could be negatively affected if one or more key communications providers were to experience serious enough difficulties to impact service availability, if communications companies merge reducing the number of companies from which we purchase wholesale services, or if communications bankruptcies and mergers reduce the level of competition among communications providers.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth.

We may explore expanding our business to other countries. Expansion into international markets requires significant management attention and financial resources. In addition, we may face the following risks associated with any expansion outside the United States:

•

challenges caused by distance, language and cultural differences;

•

legal, legislative and regulatory restrictions;

•

currency exchange rate fluctuations;

•

economic instability;

•

longer payment cycles in some countries;

•

credit risk and higher levels of payment fraud;

•

potentially adverse tax consequences; and

•

higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business prospects.

The departure of Kendall Larsen, our Chief Executive Officer and President, and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us.

Our success largely depends on the skills, experience and efforts of our key personnel, including Kendall Larsen, our Chief Executive Officer and President. The loss of Mr. Larsen, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business. In addition, we intend to enter into a written employment agreement with Mr. Larsen and with other key executives that can be terminated at any time by us or the executives. We also intend to maintain “key person” life insurance policies covering Mr. Larsen.

We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as engineers. Inability to attract and retain such personnel could adversely affect the growth of our business. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel.

We will incur increased costs as a result of being a public company, compared to VirnetX’s historical operations as a private company.

As a public company, we will incur significant legal, accounting and other expenses that VirnetX did not incur as a private company. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Additionally, with the acquisition of VirnetX and the termination of our status as a shell company, we will incur additional costs associated with our public company reporting requirements.

In connection with an audit that was conducted of VirnetX in connection with the Merger, VirnetX’s independent auditors identified material weaknesses in VirnetX’s internal controls over financial reporting.

Prior to the Merger, as a small, early-stage, privately-held company, VirnetX historically did not maintain formal or documented internal controls over financial reporting of the same character as is generally maintained by public companies. In fact, prior to its preparations for the Merger, VirnetX utilized the cash basis of accounting and was not required to have its financial statements audited or reviewed. However, in connection with the Merger, VirnetX engaged independent auditors to audit its financial statements for certain prior periods. We have been informed that during the course of that audit, VirnetX’s independent auditors concluded that VirnetX’s internal controls over financial reporting suffer from certain “material weaknesses” as defined in standards established by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants. Since VirnetX is now our wholly-owned subsidiary, the material weaknesses in VirnetX’s internal controls over financial reporting likely result in our having material weaknesses in our internal controls over financial reporting. We intend to commence a process of developing, adopting and implementing policies and procedures to address such material weaknesses that are consistent with those of small, public companies. However, such process may be time consuming and costly and there is no assurance as to when we will effectively address such material weaknesses.

Risks Related to our Stock

Trading in our Common Stock is limited and the price of our Common Stock may be subject to substantial volatility.

Our Common Stock is traded on the OTC Bulletin Board, and therefore the trading volume is more limited and sporadic than if our Common Stock were traded on Nasdaq or a national stock exchange such as the AMEX. Additionally, the price of our Common Stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•

developments in our pending litigation against Microsoft;

•

quarterly variations in our operating results;

•

large purchases or sales of Common Stock;

•

actual or anticipated announcements of new products or services by us or competitors;

•

general conditions in the markets in which we compete; and

•

economic and financial conditions.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our Common Stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

Securities analysts may not continue to cover our Common Stock and this may have a negative impact on our Common Stock’s market price.

The trading market for our Common Stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect our Common Stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

We have no current intention of declaring or paying any cash dividends on our Common Stock.

We do not plan to declare or pay any cash dividends on our Common Stock. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California  95066, which property we lease for $1,243.75 per month until March 31, 2008. We have no other properties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-B under the Securities Exchange Act of 1934) of our Common Stock by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o PASW, Inc., 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California  95066.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(7)		Percent of Class(2)(7)
5% or Greater Stockholders:
Gregory H. Bailey 4 A Chesham Street London, United Kingdom SW1X8DT	Common Stock	7,921,969		8.463%
Kendall Larsen	Common Stock	25,034,125	(3)	26.745%
Robert M. Levande 8 East 67 Street New York, New York 10021	Common Stock	6,252,303	(4)	6.680%
Blue Screen LLC 7663 Fisher Island Drive Miami, Florida 33109	Common Stock	5,365,391		5.740%
Christopher A. Marlett 420 Wilshire Boulevard, Suite 1020 Santa Monica, California 90401	Common Stock	6,354,883	(5)	6.798%
San Gabriel Fund 4 Richland Place Pasadena, California 91103	Common Stock	4,800,000		5.1348%
Directors and Named Executive Officers:
Kendall Larsen	Common Stock	25,034,125	(3)	26.745%
Edmund C. Munger	Common Stock	1,043,293	(6)	~~*~~ 1.106%
William E. Sliney	Common Stock	500		*
Thomas M. O’Brien	Common Stock	0		*
Michael F. Angelo	Common Stock	124,548		*
Scott C. Taylor	Common Stock	0		*
All directors and executive officers as a group (6 persons):	Common Stock	26,201,966	(3)(6)	27.851%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of July 5, 2007, the date of the Merger, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 93,479,048 shares of Common Stock issued and outstanding as of July 5, 2007.

(3) Includes 124,548 shares issuable pursuant to options exercisable within 60 days of July 5, 2007.

(4) Includes 622,739 shares held by the Arthur Brown Trust FBO Carolyn Brown Levande.

(5) Includes 357,500 shares issuable pursuant to warrants exercisable within 60 days of July 5, 2007.

(6) Includes 843,293 shares issuable pursuant to options exercisable within 60 days of July 5, 2007.

(7) Does not include any Common Stock or Options to Purchase Common Stock which may be issued to independent directors as compensation because such amounts are expected to be considered by the reconstituted board and have not been determined as of the date hereof.

(*)  Less than 1%.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers.

The following table sets forth the respective names, ages and positions of each of our directors, and named executive officers as of the date of this current report. All of our directors were elected to the Board of Directors on July 5, 2007, and their terms run until our annual meeting of stockholders in 2008.

NAME	AGE	POSITION
Executive Officers and Directors
Kendall Larsen	50	President, Chief Executive Officer and Director
William E. Sliney	68	Chief Financial Officer (Interim)
Edmund C. Munger	63	Director
Scott C. Taylor	43	Director
Michael F. Angelo	47	Director
Thomas M. O’Brien	41	Director

Executive Officers and Directors

Kendall Larsen (President, CEO and Director)

Mr. Larsen has been the President, Chief Executive Officer and a director of the Company since July 5, 2007 and has held the same positions with VirnetX since its inception in August 2005. From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX. From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies. From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer. Prior to March 2003, and for a period of over 20 years, Mr. Larsen has held senior executive positions at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks. Mr. Larsen holds a B.S. in Economics from the University of Utah.

William E. Sliney (Chief Financial Officer (Interim))

Mr. Sliney has been the Chief Financial Officer of the Company and VirnetX, on an interim and part-time basis since July 5, 2007.  Prior to that time, Mr. Sliney served as PASW’s President since August 2001, Chief Financial Officer since April 1999 and Secretary since December 2001. He also served as PASW’s Chairman from October 2000 to August 2001 and was a member of our Board of Directors from October 2000 to July 5, 2007. He was also a director of Enterra Energy Trust from January 2002 to March 2006. Before joining us, Mr. Sliney was the Chief Financial Officer of Legacy Software Inc. from 1995 to 1998. From 1993 to 1994, Mr. Sliney was Chief Executive Officer of Gumps. Mr. Sliney received his masters in business administration from the Anderson School at UCLA.

Edmund C. Munger (Director)

Mr. Munger has been a director of the Company since July 5, 2007 . He has been the Chief

Technology Officer of VirnetX since July 2006 and director since August 2006. From July 1987 to June 2006, Mr. Munger held various positions including Associate Division Manager, Division Manager, Chief System Architect and Assistant Vice President at Science Applications International Corporation (“SAIC”) (NYSE: SAI), a leading provider of services and solutions to all branches of the U.S. military, agencies of the Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other U.S. Government civil agencies, as well as to customers in selected commercial markets. Mr. Munger is named as a co-inventor on all patents in the VirnetX patent portfolio. Mr. Munger received a M.S. in Naval Architecture and Marine Engineering from MIT and a B.S. in Naval Science from the United States Naval Academy.

Thomas M. O’Brien (Director)

Mr. O’Brien has been a director of the Company since July 5, 2007. He has been Senior Vice President of Reit Management & Research LLC, an institutional manager of real estate, public real estate investment trusts (“REITs”) and other public companies, since May 2006 and served as a Vice President of that company from May 1996 to April 2006. During the last five years, Mr. O’Brien has held various positions with public entities managed by Reit Management or its affiliates, including serving as: (i) Chief Executive Officer and President of TravelCenters of America LLC (AMEX: TA), since February 2007 and a Managing Director since October 2006; (ii) Chief Executive Officer and President of RMR Funds, a group of publicly traded closed-end investment management companies which invest in equity and fixed income securities in the U.S. and international real estate, hospitality and finance sectors, from 2003 to May 2007; and (iii) Executive Vice President of Hospitality Properties Trust (NYSE: HPT), a REIT that invests in hotels and travel centers, from 2002 to 2003 and Chief Financial Officer from 1996 to 2002. From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients. Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

Michael F. Angelo (Director)

Mr. Angelo has been a director of the Company since July 5, 2007. He has been a Senior Architect at NetIQ Corporation since August 2005. From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation. From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp. Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989. He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review, for fiscal years 2000-2001 and 2001-2002 fiscal years, and a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC), from 1999 to the present. Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society. He currently holds 49 patents, most in the area of security and authentication, and was also named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association.

Scott C. Taylor (Director)

Mr. Taylor has been a director of the Company since July 5, 2007.  Mr. Taylor has been the Vice President, Corporate Legal Services for Symantec Corporation (NASDAQ: SYMC), the global leader in consumer and enterprise security and availability software solutions, since February 2007.  From January 2002 to February 2007, Mr. Taylor worked for Phoenix Technologies Ltd, a public (NASDAQ: PTEC) software and firmware company.  Prior to 2002, Mr. Taylor has worked at Narus Inc, Symantec Corporation, Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), ICF Incorporated (now ICF Consulting) and the U.S. Securities and Exchange Commission in various roles.

Mr. Taylor has been admitted to practice law in the State of California since 1993 (bar number 164668) and is an advisory Board Member at Langtech (IT infrastructure consulting and outsourced management).  He is the Co-chair of General Counsel Committee (and former board member)of the Silicon Valley Campaign for Legal Services and maintains a Top Secret security clearance with the U.S. Government.  Mr. Taylor has a B.A. in International Relations from Stanford University and a J.D. from George Washington University (Journal of International Law and Economics).

Significant Employees

Robert Dunham Short III (Chief Scientist)

Mr. Short has been the Chief Scientist of the Company since July 5, 2007, and has also served in that position for VirnetX since May 2007. From February 2000 to April 2007, Mr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation (“SAIC”) (NYSE: SAI), a leading provider of services and solutions to all branches of the U.S. military, agencies of the Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other U.S. Government civil agencies, as well as to customers in selected commercial markets. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he has also worked at ARCO Power Technologies, Inc. (Atlantic Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. Mr. Short is named as a co-inventor on all the patents in the VirnetX patent portfolio. He holds a TS/SCI security clearance. He has a Ph.D in Electrical Engineering from Purdue University along with M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

Kathleen Sheehan (Vice President – Administration and Human Resources)

Ms. Sheehan has been the Vice President, Administration and Human Resources of the Company since July 5, 2007, and has also held that position with VirnetX since December 2005.  Ms. Sheehan was also the Treasurer and Chief Financial Officer of VirnetX from March 2006 until July 5, 2007. From September 2004 to July 2005, Ms. Sheehan focused on equity raise and pre-incorporation activities related to VirnetX. From September 2002 to September 2004, Ms. Sheehan was a Commercial Property Manager for JBD Properties. Prior to September 2002, she worked for Armen and Associates as an Executive Recruiter. She has also worked at CHW Advertising (Senior Director of Human Resources), Modis/SAP (Human Resources and Office Manager) and as an Executive Recruiter for top level Executives in the E-Commerce & Advertising industry.

Sameer Mathur (Vice President – Corporate Development and Marketing)

Mr. Mathur has been the Vice President, Corporate Development and Marketing of the Company and VirnetX since July 5, 2007.  Prior to that date, Mr. Mathur was the Vice President, Business Development of VirnetX since April 2006. From March 2004 to April 2006, Mr. Mathur was Product Line Manager for SonicWALL Inc (NASDAQ: SNWL), a leading provider of Internet security solutions. From April 2003 to March 2004, Mr. Mathur was Senior Product Manager for Zone Labs Inc, a leading provider of Internet security software. From June 1996 to April 2003, he was Senior Product Marketing Manager of Phoenix Technologies Ltd, a public (NASDAQ: PTEC) software and firmware company. Prior to June 1996, Mr. Mathur has worked in various engineering and marketing roles for OEC Japan, IBM Japan, Pertech Computers Ltd. Mr. Mathur has a B.S. in Engineering from Gujarat University, India.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goals of our executive compensation program are to attract, retain, motivate and reward executive officers who contribute to our success and to incentivize these executives on both a short-term and long-term basis to achieve our business objectives. This program combines cash and equity awards in the proportions that we believe will motivate our executive officers to increase shareholder value over the long-term.

Our executive compensation program is designed to achieve the following objectives:

•

to align our executive compensation with our strategic business objectives;

•

to align the interests of our executive officers with both short-term and long-term shareholder interests; and

•

to place a substantial portion of our executives’ compensation at risk such that payouts depend on both overall company performance and individual performance.

Executive Compensation Program Objectives and Framework

Our executive compensation program has two primary components:  (1) base salary, and (2) equity grants. Base salaries for our executive officers are a minimum fixed level of compensation consistent with or below competitive market practice. Equity grants awarded to our executive officers are designed to ensure that incentive compensation is linked to our long-term company performance, promote retention and to align our executives’ long-term interests with shareholders’ long-term interests.

Executive compensation is reviewed annually by our Board of Directors, and adjustments are made to reflect company objectives and competitive conditions.

Role of Our Compensation Committee

As the Company does not have a Compensation Committee, the independent directors of the Board of Directors oversee the Company’s executive compensation program. In this capacity, the individual directors review compensation levels of executive officers, evaluate performance of executive officers, and consider management succession and related matters.

Current Executive Compensation Program Elements

Our executive compensation program consists of the elements described in the following sections. The Board of Directors determines the portion of compensation allocated to each element for each individual Named Executive Officer. Our Board of Directors expects to continue these policies in the short-term but will reevaluate the current policies and practices as it considers advisable.

The Board of Directors believes based on their general business and industry experience and knowledge that the use of the combination of base salary and long-term incentives (including stock option or other stock-based awards) offers the best approach to achieving our compensation goals, including attracting and retaining talented and capable executives and motivating our executives and other officers to expend maximum effort to improve the business results, earnings and overall value of our business.

Base Salaries

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Board of Directors. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries for our Named Executive Officers are reviewed annually or at other appropriate times by the Board of Directors and may be increased from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements in order to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Long-term Incentive Equity Awards

Our Board of Directors intends to adopt the VirnetX 2005 Stock Option Plan (“VirnetX 2005 Stock Plan”), which provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-qualified stock options to eligible employees and consultants of the Company and non-employee directors of the Company. We intend to seek the approval of our stockholders for the adoption of the VirnetX 2005 Stock plan at our next special meeting of stockholders, which we expect to be held within the next three months, but in no event will it be held later than July 4, 2008.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the four other most highly compensated executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and other awards that may be granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Board of Directors will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its stockholders.

Compensation of PASW Executive Officers and Directors

Summary Compensation Table

The following table sets forth the compensation earned for services rendered to PASW for the three most recently completed years by PASW’s principal executive officer and our principal financial officer (“PASW Named Executive Officers”). Aside from the PASW Named Executive Officers, in the three most recently completed years the Company had no other executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other compensation ($)	Total ($)
Glenn P. Russell Chairman and CEO	2006 2005 2004	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --
William E. Sliney President, CFO and Secretary	2006 2005 2004	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	$30,000(1) $30,000(1) $30,000(1)	$30,000(1) $30,000(1) $30,000(1)

(1)  Since February 2007, Mr. Sliney has received $10,000 per month for his services as President, Chief Financial Officer and Secretary of PASW.

Option Equity Awards at end of Last Fiscal Year

None of the PASW Executive Officers held any options or other equity awards at the end of our fiscal year ended December 31, 2006.

Director Compensation

None of the PASW directors received any compensation for service as a director of PASW during the fiscal year ended December 31, 2006.

Employment Contracts

None of the PASW Executive Officers has an employment agreement with PASW.

Compensation of VirnetX Named Executive Officers and Directors

Summary Compensation Table

In connection with the consummation of the Merger, VirnetX’s current President and Chief Executive Officer became the President and Chief Executive Officer of the Company. In addition, Mr. Sliney, who has served as our President, Chief Financial Officer and Secretary, will continue as our Chief Financial Officer. The following table sets forth the compensation earned for services rendered to VirnetX, since inception, by our Chief Executive Officer. There were no other named executive officers during that year. All information relating to option awards reflects the exchange of VirnetX Options for PASW Options pursuant to the Merger.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other compensation ($)	Total ($)
Kendall Larsen President	2006 2005(1)	$237,039 --	-- --	-- --	$7,665 --	-- --	-- --	-- $399,960(2)	$244,704 $399,960

(1)  From inception of VirnetX in August 2005 until December 31, 2005.

(2)  represents the notional dollar value of stock grants to Mr. Larsen during the period.

Outstanding Equity Awards at end of Last Fiscal Year

The following table provides information as to options held by each of the named executive officers of VirnetX at December 31, 2006. The figures set forth in the table reflect the exchange of VirnetX Options for Company Options pursuant to the Merger.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kendall Larsen	124,548	0	--	$0.08029	March 22, 2016	--	--	--	--

On March 3, 2006, Kendall Larsen was granted VirnetX Options, which were exchanged for Company Options to purchase 124,548 shares of the Company’s Common Stock at an exercise price of $0.08029 per share. In addition, Mr. Larsen held restricted shares of VirnetX Common Stock purchased at $0.0001 per share, granted October 14, 2005, all of which are fully vested, which were exchanged for 4,981,916 shares of the Company’s Common Stock. VirnetX has not granted plan-based awards to any named executive officers in fiscal 2007.

Director Compensation

VirnetX has historically not paid any of its directors for their services as directors. The Company intends to compensate its non-employee directors at competitive rates.

Employment Contracts

Mr. Larsen and each of VirnetX’s significant employees intend to enter into employment contracts with the Company.

Stock Option Plan

On April 17, 1998, the Company adopted an Equity Incentive Program (the “Plan”). Under the Plan, the Company may grant incentive stock options, non-statutory stock options, stock appreciation rights, stock bonuses and rights to acquire restricted stock to employees, directors and consultants of the Company (except for incentive stock options which may only be granted to employees). The number of shares of Common Stock reserved for issuance under the Plan is 451,740 shares. As of December 31, 2006, there were no outstanding options or rights under the Plan. The Company's Board of Directors intends to adopt the VirnetX 2005 Stock Plan (the “VirnetX Plan”) to replace its Plan. The total number of shares of Common Stock reserved for issuance under the VirnetX Plan is 34,873,408 after giving effect to the Merger exchange ratio adjustment, of which there are 13,015,254 shares remaining available for future grants after giving effect to the options exchanged in the Merger and the new hire options currently committed to be granted shortly after the Merger. The Company intends to seek the approval of its stockholders for the adoption of the VirnetX Plan at its next special meeting of stockholders, which is expected to be held within the next three months, but in no event will it be held later than July 4, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the consummation of the Merger the Company assumed that certain Advisory Service Agreement dated November 6, 2006 by and between VirnetX and MDB Capital Group LLC, as amended by the terms of that certain Release Agreement between the same parties, which was executed on July 5, 2007. MDB Capital Group was a stockholder of VirnetX, prior to the Merger and Christopher Marlett, a principal at MDB Capital Group, is currently a stockholder of the Company, as a result of the Merger.  Christopher Marlett , as of  July 5, 2007, beneficially owned approximately 6.798% of the Company’s issued and outstanding shares of Common Stock. MDB Capital Group’s affiliates include Anthony DiGiandomenico and Robert Levande, each of whom is an existing stockholder of the Company.

Additionally, in connection with the consummation of the Merger, we entered into the following agreements and transactions with certain of our directors, executive officers and 5% stockholders:

Indemnification Agreements

PASW entered into Indemnification Agreements with each person who became one of PASW’s directors or officers in connection with the consummation of the Merger, pursuant to which, among other things, PASW will indemnify such directors and officers to the fullest extent permitted by Delaware law, and provide for advancement of legal expenses under certain circumstances.

Registration Rights Agreement

Effective as of the Closing Date of the Merger, we entered into the Registration Rights Agreement with all of the persons who were issued shares of our Common Stock in the Merger (for purposes of this discussion only, each a “Securityholder” and collectively, the “Securityholders”).

Pursuant to the Registration Rights Agreement, commencing six months after the closing of the Merger, the Securityholders have a one-time right to request the Company to register for resale the shares of Common Stock held by such persons. The Company is required to cause each such registration statement filed as a result of such requests to be declared effective under the Securities Act as promptly as possible after the filing thereof and to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date when all shares of the Common Stock included in the registration statement have been sold; (ii) the date that the all of shares of the Common Stock can be sold pursuant to Rule 144; and (iii) one year from the effective date of such registration statement.

Additionally, the Registration Rights Agreement provides the Securityholders with “piggyback” registration rights such that at any time there is not an effective registration statement covering the Common Stock described above and the Company files a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company is required to send notice to the Securityholders of such intended filing at least 20 days prior to filing such registration statement and shall in such registration statement, register all Common Stock requested to be registered. Such “piggyback” registration rights shall not be applicable to the filing of the first registration statement filed by the Company in connection with the public offering in which Gilford Securities, Incorporated (“Gilford”) is expected to be the managing underwriter (“Gilford Offering”); provided, however, that the Holders of the San Gabriel Shares (as defined below) shall be entitled to include their San Gabriel Shares for resale in the Gilford Offering so long as (1) such shares shall not be included as part of the underwritten offering of primary shares by the Company without the Company’s consent, (2) Gilford approves the inclusion of such San Gabriel Shares in such Gilford Offering, (3) each such holder shall enter into Gilford’s form of lockup agreement as and to the extent requested by Gilford, which may require that all of the San Gabriel Shares held by such holder not be sold or otherwise transferred without the consent of Gilford for a period not to exceed 180 days from the closing of the offering contemplated by the Gilford Offering, and (4) if the Company is advised by the staff of the SEC that it is not eligible to conduct the offering under Rule 415 promulgated under the Securities Act because of the number of shares sought to be included in the Gilford Offering, then the Company may reduce the number of San Gabriel Shares covered by the Gilford Offering to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 and all of such San Gabriel Shares shall be removed from such Gilford Offering to the extent that, in the good faith judgment of the underwriters, the inclusion of such San Gabriel Shares would jeopardize or substantially delay the Company’s ability to have such Gilford Offering declared effective by the SEC.

The Registration Rights Agreement contains a cut-back provision, whereby, in the event the SEC requires the Company to reduce the number of shares of Common Stock which may be included in any registration statement to register shares of Common Stock other than the shares issued by the Company in a primary offering, the Company, unless otherwise prohibited by the SEC, shall reduce the Common Stock held by the Securityholders that is being registered for resale.

The Registration Rights Agreement also provides that to the extent that any Securityholder has not elected to participate in a Demand Registration Right or a piggy back registration right, then at any time commencing one year after July 5, 2007, any such Securityholder will have the Demand Registration Right and piggy back registration rights as provided in the Registration Rights Agreement, exercisable individually on a continuing and successive basis as permitted by SEC rule, regulation and Staff interpretation and without regard to Requesting Group characterization, until all of such Securityholder’s Common Stock is registered on a Registration Statement.  In addition, to the extent that any Securityholder who has elected to participate in a Demand Registration Right or a piggy back registration right as provided in the Registration Rights Agreement, but has had shares of Common Stock removed from a Registration Statement, then such Securityholder will have the Demand Registration Right and piggy back registration rights as provided in the Registration Right Agreement on an individual and continuing and successive basis as permitted by SEC rule, regulation and Staff interpretation until all of such Holder’s shares are registered. The successive Demand Registration Right provided in, may be exercised not more frequently than once every six months after a prior Demand Registration Right has been exercised. Notwithstanding the foregoing, as to each Securityholder, the Demand Registration Right hereof shall terminate on the date when all the Registrable Securities of the Securityholder either (a) have been covered by an effective Registration Statement which has been effective for an aggregate period of 12 months (whether or not consecutive), or (b) may be resold by the Securityholder in accordance with Rule 144(k), or Rule 144 without regard to the volume limitations for sales as provided in that regulation, as set forth in a written opinion of counsel to PASW to such effect, addressed, delivered and acceptable to the transfer agent of PASW and to the Securityholder who has not sold its Common Stock and whose registration rights under the Registration Rights Agreement are being terminated by this provision.

Each Securityholder also has indemnified the Company, its directors, officers, agents, and certain other control persons against damages arising out of or based upon: (i) such Securityholder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) such Securityholder’s provision of any untrue or alleged untrue statement of a material fact to be contained in any registration statement or prospectus, or arising out of or relating to any such Securityholder’s omission or alleged omission of a material fact required to be stated therein or necessary to make the statements contained in such registration statement or prospectus not misleading.

Lock-Up Agreements

Effective as of the Closing Date of the Merger, we entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with certain of the persons who were issued shares of our Common Stock in the Merger and to all persons who were issued options in the Merger to purchase shares of our Common Stock (for purposes of this discussion only, each a “Stockholder” and collectively, the “Stockholders”), pursuant to which we imposed certain restrictions on the sale of our Common Stock or any securities convertible into or which may be exercised to purchase any shares of our Common Stock acquired in connection with the Merger, by each Stockholder, for a period of at least 12 months after the consummation of the Merger (the “Restriction Period”). If, within nine months following the consummation of the Merger, the shares of our Common Stock issued in connection with the Merger and upon conversion of the promissory notes issued to San Gabriel Fund, LLC (the “San Gabriel Shares”) have not been registered, pursuant to a registration statement filed with the SEC under the Securities Act, the Restriction Period shall be extended until such time that the San Gabriel Shares (or a portion thereof) have been available for sale pursuant to an effective registration statement or Rule 144 under the Securities Act for a period of three months. If only a portion of the San Gabriel Shares have been made available for sale, than the transfer restrictions imposed by the Lock-Up Agreement shall be released with respect to a percentage of each Stockholder’s securities equal to the percentage of the total number of San Gabriel Shares that can be sold.

The Lock-Up Agreement will be terminated as of any date on or after the expiration of the Restriction Period if the holders of the San Gabriel Shares do not elect to include all San Gabriel Shares in a registration statement or have not exercised their right to demand registration of the San Gabriel Shares, as provided under the Registration Rights Agreement (discussed above). Additionally, the Lock-Up Agreement provides that the Stockholders may sell or transfer their securities in a private sale or transaction during the Restriction Period, however such transferred securities shall remain “restricted securities” and shall be bound by the terms of the Lock-Up Agreement.

Transactions Between the Company and the Promoter

Prior to the Merger, the Company utilized the office space and equipment of its then officer, William E. Sliney, at no cost. Management estimates the value thereof to be immaterial.

Other Related Party Transactions

Reference is made to the MDB Service Agreement described in the “Other Agreements” section above.

Director Independence

Three members of the Board of Directors, Scott C. Taylor, Michael F. Angelo and Thomas M. O’Brien, qualify as “independent” directors under the applicable definition of the Nasdaq Global Market (“Nasdaq”) listing standards, so that a majority of the members of PASW’s Board are “independent.” Although PASW’s securities are not currently traded on an exchange or on Nasdaq, which would require that PASW’s Board of Directors include a majority of directors that are “independent,” we believe the composition of our Board of Directors meets the listing standards of the Nasdaq.

DESCRIPTION OF SECURITIES

We are authorized to issue an aggregate of 210,000,000 shares of capital stock, 200,000,000 of which are Common Stock and 10,000,000 are shares of preferred stock, par value $.0001 per share (the “Company’s Preferred Stock” or the “Preferred Stock”). As of the Closing Date of the Merger, 93,479,048 shares of our Common Stock were issued and outstanding and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes.

Voting.  The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Our Common Stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends.  Subject to the preferential dividend rights and consent rights of any series of Preferred Stock that we may from time to time designate, holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available.

Liquidation and Dissolution.  In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of Preferred Stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The descriptions of the our Common Stock and Preferred Stock above are only summaries and are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which are attached or referenced as exhibits to this current report and are incorporated by reference herein.

Warrants

Warrants for the issuance of up to 800,000 shares of our Common Stock are outstanding, all of which are exercisable at a price of $0.25 per share. The warrants are exercisable for a period of five years and may be exercised on a cashless exercise basis.  The Warrants provide for anti-dilution protection in the event of stock splits and dividends.

The descriptions of the Warrant are only a summary and are qualified in their entirety by the provisions of the form of warrant, which is attached or referenced as exhibits to this current report and are incorporated by reference herein.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol “PASW.”  The following table shows the price range of our Common Stock for each quarter ended during the last two fiscal years.

Quarter Ended	High	Low
3/31/05	.12	.08
6/30/05	.12	.10
9/30/05	.20	.13
12/31/05	.14	.10
3/31/06	.20	.12
6/30/06	.18	.07
9/30/06	.17	.10
12/31/06	.30	.12
3/31/07	1.25	1.20
6/30/07	1.48	1.48

Holders

As of June 1, 2007, there were approximately 38 holders of record of our Common Stock.

Dividends

We have not paid any cash dividends on our Common Stock, and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board of Directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

Pursuant to the Merger, outstanding options held by employees, consultants and non-employee directors of VirnetX were exchanged for options of PASW for a total of 5,355,559 shares of Common Stock at an exercise price of $0.08029 per share. These options will continue to be granted under the VirnetX 2005 Stock Plan, which was adopted by PASW. Additionally, PASW has issued an option to a recently hired employee to purchase up to 3,113,697 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

LEGAL PROCEEDINGS

On February 15, 2007, we commenced the Microsoft Lawsuit. For more information pertaining to the Microsoft Lawsuit, please refer to our discussion under “Description of Our Business” on page 12

Currently, we are not a party to any other pending legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

RECENT SALES OF UNREGISTERED SECURITIES

Sales of Unregistered Securities by the Company

The Company issued 88,481,648 shares of Common Stock and Company Options to purchase 5,355,559 shares of Common Stock to the former securityholders of VirnetX in exchange for 100% of the issued and outstanding capital stock and securities of VirnetX. Additionally, the Company issued to MDB Capital Group LLC and its affiliates  warrants to purchase an aggregate of 800,000 shares of Common Stock of the Company pursuant to the provisions of the MDB Service Agreement which was assumed by the Company from VirnetX in connection with the Merger. Further, the Company has granted an option to a recently hired employee to purchase 3,113,697 shares of Common Stock and granted 249,096 shares of Common Stock pursuant to restricted stock awards under the assumed VirnetX 2005 Stock Plan. The offer and sale and exchange of these securities to existing securityholders of VirnetX, is pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act. The issuance of the warrant is made pursuant to Section 4(2) of the Securities Act and the issuance of the new option and restricted stock awards will be pursuant to Rule 701 under the Securities Act.

In each of the fiscal years ended December 31, 2004, 2005 and 2006, PASW did not issue any other securities.

Sales of Unregistered Securities by VirnetX

VirnetX has sold and issued 4,255,000 shares of its Common Stock at a per share price ranging from $0.0000625 to $1.00, for an aggregate financing of $22,630. On October 15, 2005, the Company sold 2,816,000 shares of its Common Stock at a per share price of $0.0000625 and 800,000 shares of its Common Stock at a per share price of $0.0001. On August 9, 2006, the Company sold 130,000 shares of its Common Stock at a per share price of $0.01. On November 8, 2006, the Company sold 105,000 shares of its Common Stock at a per share price of $0.01. On April 27, 2007, the Company sold 10,000 shares of its Common Stock at a per share price of $1.00. On May 7, 2007, the Company sold 10,000 shares of its Common Stock at a per share price of $1.00. The offer and sale of such securities was made pursuant to the exemption from registration provided by 25102(f) of the California Corporations Code.

On March 7, 2006, VirnetX sold and issued 1,404,000 shares of its Series A Preferred Stock at a price per share of $1.00, for an aggregate financing of $1,404,000. All purchasers of the Series A Preferred Stock were accredited investors and the offer and sale of such securities was made pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

On February 6 2007, VirnetX sold and issued Convertible Promissory Notes in the aggregate principle amount of $4,000,000, $3,000,000 of which was held in escrow until July 5, 2007, pursuant to that certain Convertible Promissory Note Purchase Agreement by and among VirnetX and San Gabriel Fund, LLC. The purchaser of such securities was an accredited investor and the offer and sale of such securities was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

On February 9 2007, VirnetX sold and issued Convertible Promissory Notes in the aggregate principle amount of $500,000 pursuant to that certain Convertible Promissory Note Purchase Agreement by and among VirnetX and the purchasers therein. All purchasers of such securities were accredited investors and the offer and sale of such securities was made pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 3.02

Unregistered Sales of Equity Securities.

Reference is made to the disclosure under “Recent Sales of Unregistered Securities” in Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.01

Changes in Control of Registrant.

As a result of the Merger, the Company experienced a change in control, with the former stockholders of VirnetX acquiring control of the Company. Additionally, as a result of the Merger, the Company ceased being a shell company. Reference is made to the disclosures set forth under “Acquisition of VirnetX, Inc.” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2007, in connection with the Merger, Kendall Larsen, Edmund C. Munger, Michael F. Angelo, Thomas O’Brien and Scott C. Taylor were appointed to the Company’s Board of Directors and, Glenn P. Russell, William E. Sliney and Wayne T. Grau resigned from the Company’s Board of Directors. Simultaneous with their resignations from the Company’s Board of Directors, Mr. Russell resigned from his position as Chief Executive Officer and Chairman of the Board of Directors and Mr. Sliney resigned from his position as President and Secretary of the Company, but will continue to serve as the Chief Financial Officer (interim) of the Company. Mr. Russell and Mr. Sliney’s resignations were in connection with the consummation of the Merger and did not relate to any disagreement with the Company.

Additionally, on July 5, 2007, the Board of Directors appointed Kendall Larson as the Company’s President and Chief Executive Officer and Lowell Ness as the Company’s Secretary.

Reference is made to the disclosures under “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

Item 5.06

Change in Shell Company Status.

Pursuant to the Merger disclosed in Items 1.01 and 2.01 of this current report, the Company ceased being a shell company as of July 5, 2007. Reference is made to the disclosures set forth under “Acquisition of VirnetX, Inc.” in Item 1.01 and the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired

Exhibit No.

Description

     99.1

December 31, 2006 and 2005 Audited Financial Statements of VirnetX, Inc. and March 31, 2007 and 2006 Unaudited Financial Statements of VirnetX, Inc.

(b)

Pro Forma Financial Information

Exhibit No.

Description

     99.2

Unaudited Proforma Consolidated Financial Statements

Exhibits

Exhibit No.	Description

2.01	Agreement and Plan of Merger of PASW, Inc. (a Delaware corporation) and PASW, Inc. (a California corporation) dated May 25, 2007 (1)
2.02	Certificate of Merger filed with the Secretary of State of the State of Delaware on May 30, 2007 (1)
2.03	Agreement and Plan of Merger and Reorganization among PASW, Inc., VirnetX Acquisition, Inc. and VirnetX, Inc. dated as of June 12, 2007 (1)
3.01	Certificate of Incorporation of the Company (1)
3.02	By-Laws of the Company (1)
4.01	Form of Warrant
10.1	Form of Registration Rights Agreement, dated as of July 5, 2007, by and among the Company and all securityholders.
10.2	Form of Lock-Up Agreement, dated as of July 5, 2007, by and between the Company and all securityholders.
10.3

Form of Indemnification Agreement, dated as of July 5, 2007, by and between the Company and each of Kendall Larsen, Edmund C. Munger, Scott C. Taylor, Michael F. Angelo, Thomas M. O’Brien and William E. Sliney.

10.4	Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005
10.5	Security Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005.
10.6	Amendment No. 1 to Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of November 2, 2006.*
10.7	Assignment Agreement between the Company and Science Applications International Corporation, dated as of December 21, 2006.
10.8	Professional Services Agreement by and between the Company and science Applications International Corporation, dated as of August 12, 2005.*
10.9	Lease Agreement by and between the Company and Granite Creek Business Center, dated as of March 15, 2006, as amended on April 1, 2007.
10.10	Consulting Agreement by and between the Company and Magenic Technologies, Inc, dated as of February 23, 2006.
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Accountants.
99.1	December 31, 2006, and 2005 Audited Financial Statements of VirnetX, Inc., and March 31, 2007, and 2006 Unaudited Financial Statements of VirnetX, Inc.
99.2	Unaudited Proforma Consolidated Financial Statements
99.3	Press Release Issued July 6, 2007, Announcing the Completion of the Merger.

(1)

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 18, 2007.

(*)

Seeking confidential treatment as to portions of these agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2007

PASW, INC.

By:

/s/ Kendall Larsen

Name:

Kendall Larsen

Title:

Chief Executive Officer